As filed with the Securities and Exchange Commission on December 29, 1999.
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                               Donegal Group Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                23-2424711
  -------------------------------        ------------------------------------
  (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)

             1195 River Road
          Marietta, Pennsylvania                          17547
   ----------------------------------------             ----------
   (Address of Principal Executive Offices)             (Zip Code)

                              --------------------

                  Donegal Mutual Insurance Company 401(k) Plan
                  --------------------------------------------
                            (Full title of the plan)

                              --------------------

                               Donald H. Nikolaus
                      President and Chief Executive Officer
                               Donegal Group Inc.
                                 1195 River Road
                          Marietta, Pennsylvania 17547
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (717) 426-1931
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                              --------------------

                                    Copy to:
                          Frederick W. Dreher, Esquire
                          Duane, Morris & Heckscher LLP
                                One Liberty Place
                      Philadelphia, Pennsylvania 19103-7396

                                       CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                   Proposed              Proposed
 Title of securities         Amount to be       maximum offering      maximum aggregate        Amount of
  to be registered           registered(1)     price per share(2)     offering price(2)     registration fee
------------------------------------------------------------------------------------------------------------
Common Stock, par
value $1.00 per share...... 300,000 shares         $6.09375               $1,828,125              $483
============================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement (the "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the Donegal Group Inc. 401(k) Plan (the "Plan").
(2) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $6.09375 per share, the average of the high and low sales prices of the Common Stock of the Company on the Nasdaq National Market on December 23, 1999.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following material is incorporated herein by reference:

     (a) The Form 10-K Annual Report for the year ended December 31, 1998, as filed by the Company with the Securities and Exchange Commission on March 31, 1999.

     (b) The Company's Form 10-Q Quarterly Report for the period ended March 31, 1999 as filed by the Company with the Securities and Exchange Commission on May 14, 1999.

     (c) The Company's Form 10-Q Quarterly Report for the period ended June 30, 1999 as filed by the Company with the Securities and Exchange Commission on August 16, 1999.

     (d) The Company's Form 8-K Current Report filed by the Company with the Securities and Exchange Commission on September 29, 1999.

     (e) The Company's Form 10-Q Quarterly Report for the period ended September 30, 1999 as filed by the Company with the Securities and Exchange Commission on November 15, 1999 and Form 10-Q/A amendment filed on November 29, 1999.

     (f) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-1 filed with the Commission under the Securities Act of 1933, as amended, (the "Act") on October 29, 1986 under the caption "Description of Capital Stock," "Dividend Policy" and "Business--Regulation," which is incorporated by reference in response to Item 1 of the Registration Statement on Form 8-A filed by the Company with the Commission on January 27, 1987 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act").

     All reports or other documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, in each case filed by the Company prior to the filing of a post-effective amendment that indicates that all securities of fered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     No answer to this item is required because the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     The consolidated financial statements and schedules of Donegal Group Inc. as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was acting in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

     Section 145 further provides that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

     Article Five of the Company's By-laws provides for indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware, as presently or hereafter in effect. The By-laws of Donegal Mutual Insurance Company also provide that Donegal Mutual Insurance Company shall indemnify to the full extent authorized by law any director or officer of Donegal Mutual Insurance Company who is made, or threatened to be made, a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was serving as a director, officer or employee of the Company at the request of Donegal Mutual Insurance Company.

     The Company provides liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company up to an aggregate of $5,000,000 inclusive of defense costs, expenses and charges.

     In addition, as permitted by the General Corporation Law of the State of Delaware, Article Six of the Company's Certificate of Incorporation provides that no director of the Company shall incur personal liability to the Company or its stockholders for monetary damages for breach of such person's fiduciary duty as a director; provided, however, that the provision does not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful payment of dividends or unlawful purchase or redemption of stock under Section 174 of the General Corporation Law of the State of Delaware or (iv) any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

     No answer to this item is required because no restricted securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

     The registrant hereby undertakes that the registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

     (4)  Donegal Mutual Insurance Company 401(k) Plan.

     (23) Consent of KPMG LLP.

     (24) Power of Attorney (included on the signature pages hereto).
----------

Item 9. Undertakings.

     The registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

         (ii) To reflect in any prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marietta, Pennsylvania on December 29, 1999.

                                       DONEGAL GROUP INC.


                                       By: /s/ Donald H. Nikolaus
                                           ---------------------------------
                                           Donald H. Nikolaus, President and
                                           Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Donald H. Nikolaus and Ralph G. Spontak, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


       Signature                       Title                       Date
       ---------                       -----                       ----
/s/ C. Edwin Ireland
----------------------     Chairman of the Board and a         December 29, 1999
C. Edwin Ireland           Director

/s/ Donald H. Nikolaus
----------------------     President, Chief Executive          December 29, 1999
Donald H. Nikolaus         Officer and a Director
                           (principal executive officer)

/s/ Ralph G. Spontak
----------------------     Senior Vice President, Chief        December 29, 1999
Ralph G. Spontak           Financial Officer and
                           Secretary (principal financial
                           and accounting officer)

       Signature                          Title                       Date
       ---------                          -----                       ----

/s/ Patricia A. Gilmartin                Director              December 29, 1999
-------------------------
Patricia A. Gilmartin


/s/ Philip H. Glatfelter, II             Director              December 29, 1999
----------------------------
Philip H. Glatfelter, II


/s/ R. Richard Sherbahn                  Director              December 29, 1999
-----------------------
R. Richard Sherbahn


                                         Director
------------------------
Thomas J. Finley, Jr.


/s/ Robert S. Bolinger                   Director              December 29, 1999
----------------------
Robert S. Bolinger

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marietta, Pennsylvania on December 29, 1999.


                                           DONEGAL MUTUAL
                                           INSURANCE COMPANY 401(k) PLAN


                                           By: /s/ Donald H. Nikolaus
                                               -------------------------------
                                               Donald H. Nikolaus, Trustee


                                           By: /s/ Ralph G. Spontak
                                               -------------------------------
                                               Ralph G. Spontak, Trustee


                                           By: /s/ Philip H. Glatfelter, II
                                               ---------------------------------
                                               Philip H. Glatfelter, II, Trustee


                                           By: /s/ Daniel J. Wagner
                                               -------------------------------
                                               Daniel J. Wagner, Trustee

                                  EXHIBIT INDEX


Exhibit No.              Exhibit Description
-----------              -------------------

   (4)          Donegal Mutual Insurance Company 401(k) Plan.

   (23)         Consent of KPMG LLP.

   (24)         Power of Attorney (included on the signature pages hereto).